# AXIS

# APPLICATION DEVELOPMENT SERVICE AGREEMENT

between

**Axis Communications AB**

and

**IntelaSight Inc.**

Our ref: ADS_agreement_2_20_us/BJ

## 1. Background and purpose

AXIS Application Development Service (ADS) is a time limited service intended to enable and assist members of the service to fully utilize and integrate AXIS Products in complete end-user solutions by primarily providing in-depth technical information, development support and application components. The market for networked digital video applications is growing and AXIS' objective is to maintain its leading position and proactively build a value chain around its platform. As one initiative to achieve this mission, AXIS is initiating the ADS.

The purpose of the ADS is to substantially increase the market size and sales for both AXIS and its ADS members by providing end-users with a wide range of vertical complete application solutions incorporating Network Camera/Video servers. The goal is to accelerate time-to-market for AXIS and its ADS members, in offering complete solutions with a clear customer value.

As part of the service, AXIS aims at engaging its members of the service in initiatives, such as:

- Improved product interoperability
- Information exchange
- Market evangelization

## 2. Benefits for ADS members

The MEMBER invited by AXIS to participate in the ADS will receive the following benefits:

***Business-related Benefits***

- Axis will provide a single point of Contact for business related discussions/issues.

***Technical-related Benefits***

- AXIS will provide a web based developer forum for technical discussions.
- AXIS will provide a Contact service for second line support queries regarding AXIS Products. For first line support see item 4 Business Related requirements bullet 5 below.
- Documentation and continuous notification of the AXIS Products development.
- Get firmware notification when new firmware releases and beta releases are available for download.
- The MEMBER will get AXIS Feedback on MEMBER Products and firmware.

## 3. Other future possible benefits for ADS members

AXIS' intention is to, when possible and depending on the interest of the members of the ADS, provide members of the ADS with the following additional benefits:

- Product and development education organized by AXIS.

## 4. Requirements on ADS members

By participating in the ADS, the MEMBER must fulfill the following set of requirements.

***Business-related Requirements***

The MEMBER commits to:

- Provide AXIS, as far as possible, with privileged information about business strategy and road map for MEMBER Products.
- Provide an English speaking single point of Contact for business related discussions/issues.
- Provide an English speaking single point of Contact for support queries. An Internet service (e.g. email or web based) provided is sufficient as a Contact means.
- Provide, as far as possible, early information regarding sales strategy, preferably including pricing, for MEMBER Products.
- Provide customers with support for MEMBER's complete solutions, including AXIS Products distributed or otherwise sold by the MEMBER within this solution. AXIS will redirect customer support requests to the MEMBER's support Contact. The MEMBER can in its turn contact AXIS for product support regarding AXIS Products.
- Provide AXIS, as far as possible and only upon request, with the latest versions of all MEMBER Products. AXIS is allowed to use the software for demonstration and test purposes only.
- Have Internet presence, access and e-mail.
- Provide Axis business point of Contact with monthly report of total sales of applications licensed for Axis products.

***Technical-related Requirements***

The MEMBER commits to:

- Provide, as far as possible, early notification of releases, new versions and upgrades for MEMBER Products.
- Provide an English speaking single point of Contact for technical queries.
- Provide MEMBER Feedback on AXIS Products and firmware. The feedback should include recommendations on suggested changes needed or desired in the AXIS Products.
- Participate, as far as possible, in discussions regarding implementation of changes in the MEMBER Products in order to ensure interoperability with the AXIS Products, and to implement required and mutually agreed changes in the MEMBER Products.

**5. Terms and conditions**

Upon signing of this agreement AXIS and the MEMBER agree to the terms and conditions in Exhibit A.

---

This document has been signed in duplicate original of which the parties have taken one copy each.

For and on behalf of:

**Axis Communications AB**

By: [signature]

Typed name: Karin Sellberg

Title: Director of Corporate Marketing

Date: 14th July 2006

For and on behalf of:

**IntelaSight Inc.**

By: [signature]

Typed name: Michael Religioso

Title: CTO

Date: 7/6/06

**Exhibit A**

1.4 "AXIS Feedback" shall mean any and all suggestions, comments or other communication from AXIS to MEMBER regarding MEMBER Products, including without limitation, any code (in source and/or object form) or materials as well as ideas or know-how (whether presented orally or in written form). For clarification purposes, it is expressly understood that information or other communications from AXIS regarding AXIS Products or business are not regarded as feedback. Such information shall always be considered as Confidential Information according to article 6 hereunder.

1.5 "MEMBER Feedback" shall mean any and all suggestions, comments or other communication from MEMBER to AXIS regarding AXIS Products, including without limitation, any code (in source and/or object form) or materials as well as ideas or know-how (whether presented orally or in written form). For clarification purposes, it is expressly understood that information or other communications from MEMBER regarding MEMBER Products or business are not regarded as feedback. Such information shall always be considered as Confidential Information according to article 6 hereunder.

1.6 "Contact" refers to a person appointed either by AXIS or the MEMBER, as listed in Exhibit D and as amended from time to time by AXIS or the MEMBER. AXIS and DEVELOPMENT COMPANY shall inform the other party of changes in the point of Contact in a reasonable time period.

1.7 "Confidential Information", including the specific terms of, but not the existence and general nature of, this Agreement in itself, means any and all non-public information received by either Party in connection with this Agreement which is received from the other Party (however acquired and in whatever form) and which is designated by means of appropriate text to be of a proprietary or confidential nature or which by nature obviously is proprietary or confidential, except any part which:

a) was already publicly known at the time of its disclosure hereunder, or becomes thereafter publicly known otherwise than through an act of negligence of the receiving Party,

b) is demonstrably developed at any time by the receiving Party without any connection with the Confidential Information received hereunder, or

c) is rightfully obtained at any time by the receiving Party from a third Party without restrictions in respect of disclosure or use,

d) was in the receiving Party's rightful possession without an obligation of confidentiality before receipt from the disclosing Party.

**Exhibit A**

**2. Documentation**

2.1 The following documents shall constitute the agreement (the 'AGREEMENT') between the parties:

(i) The ADS Agreement.

(ii) The Exhibits hereto.

2.2 In case of any inconsistency between the terms and conditions of this AGREEMENT and the Exhibits hereto, the terms and conditions of this Exhibit A shall take precedence.

**3. Relations between the parties**

3.1 The parties are not authorized,

a) To make commitments and promises in the name of each other,

b) To make commitments and promises regarding product quality, performance, changes or other features with respect to the other party's products,

3.2 MEMBER recognizes the fact that Axis may be obliged to disclose in public the existence of this AGREEMENT due to the regulations of OM Stockholmsbörsen. Prior to any disclosure of this agreement, AXIS will notify MEMBER.

3.3 Each party shall obtain the other party's approval of all market promotions, market announcements and other announcements that refer to the other party or to information contained or received under this AGREEMENT prior to any such announcement or promotion.

3.4 AXIS and MEMBER are independent contractors, and nothing in this Agreement shall be construed to (a) give either party the power to direct and control the day-to-day activities of the other, (b) constitute the parties as partners, joint ventures, co-owners, employers or employees of the other or otherwise participants in a joint undertaking, or (c) authorize either party to create or assume any obligation on behalf of the other party for any purpose whatsoever.

**4. Intellectual property Rights**

4.1 AXIS retains all right, title and interest in and to the AXIS Products and the AXIS Feedback. In consideration of the foregoing, AXIS will grant MEMBER a royalty-free, fully paid up, non-exclusive, worldwide license (i) to use the AXIS Feedback, in the development of the MEMBER Products; and (ii) to incorporate the AXIS Feedback in any such application commercially distributed by MEMBER.

**Exhibit A**

4.2 MEMBER retains all right, title and interest in and to the MEMBER Products and the MEMBER Feedback. In consideration of the foregoing, MEMBER will grant AXIS a royalty-free, fully paid up, non-exclusive, worldwide license (i) to use the MEMBER Feedback, in the development of any product related hardware and software; and (ii) to incorporate the MEMBER Feedback in any such system commercially distributed by AXIS.

## 5. Disclaimer of warranty

5.1 The products, provided to the other party as an activity undertaken as result solely on this AGREEMENT (for instance, demo products, preview sales units, test units, etc.), and feedback respectively are provided to the receiving party as is without warranty of any kind. The receiving party assumes the entire risk as to the results and performance of the products and/or feedback. Each party disclaims all warranties, whether express or implied, including but not limited to, the implied warranties of merchantability, fitness for a particular purpose, title and non-infringement, with respect to the products and/or feedback.

## 6. Confidentiality

6.1 The parties undertake not to reveal or disclose to any third party Confidential Information received from the other party nor use such Confidential Information other than for the purpose of fulfilling its obligations under this AGREEMENT. The parties shall take all necessary precautions reasonably calculated to prevent any unauthorized disclosure or use of such trade secrets by employees, sub-agents or other intermediaries. The obligations set forth under this clause shall survive the termination of this AGREEMENT.

## 7. Terms and Termination

7.1 This AGREEMENT becomes valid upon signing by AXIS and MEMBER and shall, except as provided in articles 7.2, 8.1, 8.2 and 8.3, continue in effect for an initial period of twelve (12) months and, shall be automatically terminated unless the parties have agreed in writing to extend the term of this AGREEMENT no later than thirty (30) calendar days prior to the expiration date. Provided such prolongation this AGREEMENT will continue to be in effect on the same terms and conditions.

7.2 The parties may mutually agree to replace this AGREEMENT with an updated version before the expiration date set forth above.

**Exhibit A**

7.3 The MEMBER has to fulfill the following qualification requirements to become and to continue to be a MEMBER in the ADS:

- The MEMBER must within a reasonable time develop MEMBER Products that supports AXIS Products and make them available on the market.

- The MEMBER must continue to provide the market with the MEMBER Products that supports AXIS Products.

**8. Pre-termination**

8.1 Without prejudice to any remedy either party may have against the other for breach or non-performance of the AGREEMENT, either party shall have the right to terminate this AGREEMENT with immediate effect, if the other party should violate any of the provisions or conditions of this AGREEMENT, and should fail to discontinue and make good such violations within one (1) month after receipt of notice from the complaining party.

8.2 Without prejudice to any remedy either party may have against the other party for breach or non-performance of this AGREEMENT, either party shall have the right to terminate this AGREEMENT without prior written notice if the other party should enter into liquidation compulsory or become bankrupt or insolvent or make composition with its creditors.

8.3 Both parties shall have the right to terminate this Agreement for convenience and without cause upon two (2) months prior written notice to the other party.

**9. Consequences of termination**

9.1 Upon expiration or termination of this AGREEMENT, the parties shall return to each other all copies of the other party's products, feedback and related material acquired under cover of the provisions of this AGREEMENT within ten (10) days following the termination date.

9.2 Expiration or termination of this AGREEMENT shall not relieve any of the parties of its then out-standing and unfulfilled obligations or liabilities towards the other.

9.3 Article 4, 5 and 6 in this Exhibit shall survive the termination of this AGREEMENT.

**10. Costs**

10.1 Unless otherwise agreed in writing neither party to this AGREEMENT shall request or recover from the other party any costs or charges incurred by activities undertaken as result of this AGREEMENT.

## Exhibit A

**11. Governing law**

11.1 The substantive laws of Massachusetts shall govern this AGREEMENT, and all orders issued hereunder.

**12. Arbitration**

12.1 All disputes in connection with this AGREEMENT shall be finally settled by arbitration in accordance with the Rules of Arbitration of the International Chamber of Commerce. The place of arbitration shall be Boston, MA, USA. The language of the proceedings, documentation and the award shall be English.

**Exhibit B**
**Date: 2006-03-15**

## AXIS Products

**Products:**

Network Cameras:

- AXIS 206 Network Camera
- AXIS 206M Megapixel Network Camera
- AXIS 207 Network Camera
- AXIS 207W Wireless Network Camera
- AXIS 210/210A Network Camera
- AXIS 211/211A Network Cameras
- AXIS 213 PTZ Network Camera
- AXIS 214 PTZ Network Camera
- AXIS 221 Day & Night Network Camera
- AXIS 225FD Fixed Dome Network Camera
- AXIS 230 MPEG-2 Network Camera
- AXIS 231D Network Dome Camera
- AXIS 232D Network Dome Camera

Network Video Servers and recorders:

- AXIS 240Q Video Server
- AXIS 241Q/QA Video Servers
- AXIS 241S/SA Video Servers
- AXIS 242S IV Video Server
- AXIS 250S MPEG-2 Video Server
- AXIS 262 Network Video Recorder
- AXIS Rack Solution

Network Video Decoder:

- AXIS 292 Network Video Decoder

Accessories:

- AXIS 2191 Audio Module
- AXIS 2490 Serial Server
- AXIS 213CM Connection Modules

**Exhibit C**
**Date: 2006-06-27**

## MEMBER Products

**Products/services:**

- Entry Level Network Video Management Application
  Up to 4,6,8 total number of cameras can be managed. Basic functionality includes recording, archiving and remote viewing capability through a standard web browser.
- Enterprise Level Network Video Management Application
  Unlimited number of cameras can be managed having all basic functionality.

Exhibit D
Date: 2006-06-27

**Contacts list**

MEMBER Contacts:

| Type of contact | Name | Email address |
|---|---|---|
| Business contact | Darrin Tuttle<br>Western Sales Manager | dtuttle@intelasight.com |
| Business contact | David Ly<br>CEO | davidly@intelasight.com |
| Marketing contact | Luz Berg<br>VP Marketing | lberg@intelasight.com |
| Technical contact | Visithran Francis<br>Software Developer | visifrancis@hotmail.com |
| Technical contact | Tom Bigg<br>Software Developer | tombiggvn@yahoo.com |
| Support contact | Ian Herrera<br>Sr. Network Engineer | iherrera@intelasight.com |
| Support contact | Marko Rodic<br>IT Applications Engineer | mrodic@intelasight.com |

AXIS Contacts:

| Type of contact | Name | Email or other type of contact means |
|---|---|---|
| Business contact | James Marcella | James.Marcella@axis.com |
| Technical contact | Developer Forum: http://partner.axis.com/o.o.i.s/6745 | |
| Support contact | http://www.axis.com/ | |